Exhibit 99.1

PRESS RELEASE

Adena Friedman Assumes Role of Chief Financial Officer

of NASDAQ OMX

NEW YORK, August 10, 2009 - The NASDAQ OMX Group, Inc. (NASDAQ:NDAQ) today announced that Adena Friedman, a 16-year veteran of NASDAQ OMX, has assumed the role of Chief Financial Officer. Ms. Friedman was announced as CFO in February in conjunction with former CFO David Warren’s decision to step down from the role. Ms. Friedman was previously Executive Vice President of Corporate Strategy and Global Data Products.

“Adena has provided leadership in a number of pivotal roles in the company, and she brings deep knowledge of our business and the industry to her new position,” said Bob Greifeld, Chief Executive Officer of NASDAQ OMX. “As head of Corporate Strategy, Adena was a key player in significant mergers such as OMX and INET, and I look forward to her contributions as CFO.”

“I am excited and honored to take on the role of CFO at NASDAQ OMX, and look forward to working in my new capacity with what I know is one of the most talented and focused management teams in the industry,” said Ms. Friedman.

Ms. Friedman will retain her role as head of Corporate Strategy. Previous to her role as CFO, Ms. Friedman was Executive Vice President, Corporate Strategy and Global Data Products, with responsibility for identifying and overseeing mergers and acquisitions. Ms. Friedman led the team responsible for the successful acquisition of OMX AB, and oversaw the acquisition of INET. As head of Global Data Products, Ms. Friedman oversaw a key business unit focused on global dissemination of market information and analytical tools to support and provide market transparency for securities traded through NASDAQ and OMX exchanges. Ms. Friedman joined NASDAQ in 1993 and served in several roles prior to her current role, including as Senior Vice President and Executive Vice President of NASDAQ Data Products.

The appointment took effect immediately after NASDAQ OMX filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 with the United States Securities and Exchange Commission.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with over 3,700 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector.

The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX and NASDAQ OMX’s products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements. There can be no assurance that the FSA will give the NASDAQ OMX applicant the authorization and permissions which it seeks.

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The NASDAQ OMX Group, Inc.

Media Contacts:

Bethany Sherman

+1 212 401 8714

bethany.sherman@nasdaqomx.com

Wayne Lee

+1 301 978 4875

Wayne.d.lee@nasdaqomx.com

NDAQG

The NASDAQ OMX Group, Inc.	2